As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS INSTRUMENTS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-0289970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12500 TI Boulevard

Dallas, Texas 75243

214-479-3773

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Texas Instruments 2018 Director Compensation Plan

(Full Title of the Plan)

Cynthia Hoff Trochu

Senior Vice President, Secretary and General Counsel

Texas Instruments Incorporated

12500 TI Boulevard    P.O. Box 660199

Dallas, Texas 75265-0199

(Name and address of agent for service)

214-479-3773

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock ($1 par value)	2,000,000	$102.78	$205,560,000	$25,592.22

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $1 per share (“Common Stock”) of Texas Instruments Incorporated (the “Company” or the “Registrant”) (i) issuable pursuant to the Texas Instruments 2018 Director Compensation Plan (the “Plan”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on average of the high and low prices reported for a share of Common Stock on the NASDAQ Global Select Market on April 30, 2018, a date that is within five business days prior to filing.
(3)	Rounded up to the nearest penny.

PART 1

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(c)    The Company’s Current Reports on Form 8-K filed January 22, 2018; April 13, 2018; and May 1, 2018; and

(d)    The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A, dated December 15, 2011 (Commission File No. 001-03761), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware (the “DGCL”), at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper.

To the extent that any such person succeeds on the merits or otherwise, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court and if such person is a director or officer at the time of such determination, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by a majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

The above-described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators.

Article VI of the Company’s By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company’s Restated Certificate of Incorporation contains such a provision.

Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities Act, which may be made against such persons by reason of their being such directors or officers.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Restated Certificate of Incorporation of the Registrant, dated April 18, 1985, as amended (incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Report on Form 8-K filed December 12, 2016).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1)

99.1	Texas Instruments 2018 Director Compensation Plan (filed herewith)

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and , where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 2018.

Texas Instruments Incorporated

By:	/s/ Rafael R. Lizardi
Rafael R. Lizardi
Senior Vice President, Chief Financial Officer
and Chief Accounting Officer

POWER OF ATTORNEY

The undersigned directors and officers of Texas Instruments Incorporated hereby appoint each of Richard K. Templeton, Brian T. Crutcher, Rafael R. Lizardi and Cynthia H. Trochu as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), as amended) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 3, 2018.

Signature	Title

/s/ Richard K. Templeton	Chairman, President and Chief Executive Officer
Richard K. Templeton

/s/ Rafael R. Lizardi	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Rafael R. Lizardi

/s/ Ralph W. Babb, Jr.	Director
Ralph W. Babb, Jr.

/s/ Mark A. Blinn	Director
Mark A. Blinn

/s/ Todd M. Bluedorn	Director
Todd M. Bluedorn

/s/ Daniel A. Carp	Director
Daniel A. Carp

/s/ Janet F. Clark	Director
Janet F. Clark

/s/ Carrie S. Cox	Director
Carrie S. Cox

/s/ Brian T. Crutcher	Director
Brian T. Crutcher

/s/ Jean M. Hobby	Director
Jean M. Hobby

/s/ Ronald Kirk	Director
Ronald Kirk

/s/ Pamela H. Patsley	Director
Pamela H. Patsley

/s/ Robert E. Sanchez	Director
Robert E. Sanchez